UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 30, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 30, 2008, the Board of Directors approved a 3.75% increase in Mr. Holliday’s annual salary from $1.320 million to $1.370 million. The Board also approved a short-term incentive payment for 2007 of $2.207 million under the Company’s Equity and Incentive Plan (“EIP”), reflecting corporate results for 2007 and consistent with the short-term incentive guidelines applicable to all employees eligible to receive cash-based incentive awards under the Company’s EIP. The EIP is on file with the Securities and Exchange Commission as part of the Company’s Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, which was filed on March 19, 2007.
Short-Term Incentive Targets
Management recommends and the Compensation Committee approves short-term incentive targets for all participants, including the principal financial officer and other named executive officers of the Company, based on an evaluation of Market1 medians. In addition, at the beginning of each performance year, the short-term incentive target for the Chief Executive Officer (“CEO”) is reviewed by the Compensation Committee and approved by the independent Board members based on competitive Market data. At the conclusion of each performance period, the CEO’s short-term incentive award is reviewed by the Compensation Committee and approved by the independent Board members.
The Board of Directors approved a target short-term incentive award for 2008 for Mr. Holliday under the Company’s EIP in the amount of $1.932 million.
For 2008, an employee’s short-term incentive award will be determined by multiplying his/her short-term incentive target by a factor resulting from the following formula:
(Corporate Performance x 20%) + (Business Unit Performance x 60%) + (Individual Performance x 20%)

Corporate Performance	20% earnings per share excluding significant items compared to last year’s performance

Business Unit Performance	CEO and other corporate positions	60% weighted average of performance for the various business units (see below)

	Business unit positions	20% business unit revenue versus financial commitments for the year

20% business unit after-tax operating income versus financial commitments for the year

10% cash flow from operations versus financial commitments for the year

10% dynamic planning factor based on achievement of specified retasking objectives

Individual Performance	20% of an individual performance factor which could range from 0% to 200% based on the employee’s performance versus personal, predetermined critical operating tasks or objectives (e.g., attainment of specific sales goals, achievement of fixed cost reduction targets, successful introduction of a new product). In addition to the employee’s contribution to the Company results, a factor in determining individual performance is a qualitative assessment of performance on the Company’s core values: safety and health; environmental stewardship; highest ethical behavior; and respect for people.
Long-Term Incentive Awards
The Compensation Committee establishes long-term incentive (“LTI”) targets for each participating level (including the CEO, the principal financial officer and other named executive officers) at approximately the competitive Market median. Actual grants can range from 0% to 200% of the target for each level of responsibility. The range reflects employees’ current contributions to future strategic value creation as well as future potential to create strategic value for the Company, including the achievement of longer-term critical

[1]	“Market” as used herein refers to published compensation survey information that represents large industrial companies with median revenue comparable to ours (“Survey” or “Market”), including surveys by Towers Perrin, William M. Mercer, Watson Wyatt Data Services and Hay Information Services.

operating tasks such as driving research productivity, liberalizing key production capacity, developing sales capability and growing sales in emerging markets.
The Board of Directors approved an LTI award for Mr. Holliday, effective February 6, 2008, under the Company’s EIP. The award, which was approved at a value of $6.5 million, will be delivered in an equal mix, by fair value on the date of grant, of stock options, time-vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).
The principal financial officer and other named executive officers of the Company will also be eligible to receive LTI awards for 2008. LTI awards under the Company’s EIP for 2008 for those officers will be established as a dollar value and delivered in an equal mix, by fair value on the date of grant, of stock options, RSUs and PSUs.
All LTI awards are governed by the Company’s EIP and the award terms issued with each grant. The material award terms of options, RSUs and PSUs to be granted in 2008 are described below. Except to the extent contrary terms are described below or in the EIP, the award terms of each option, RSU and PSU will be materially consistent with terms and conditions of such awards in prior years, which are on file with the Securities and Exchange Commission as Exhibits 10.11 (options), 10.12 (PSUs) and 10.13 (RSUs) to the Company’s Form 10-Q Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2007.
Stock Options
Nonqualified stock option grants are made at an exercise price equal to the closing price of the Company’s common stock on the date of grant, vest in one-third increments over three years, and carry a term of six years. If the holder is an active employee for six months following the date of the grant, and subsequently retires, the options will become exercisable in accordance with the vesting schedule and will expire at the end of their original term. If the holder is an active employee for six months following the date of the grant, and subsequently terminates due to lack of work, a divestiture to an entity less than 50% owned by the Company, disability or death, the options will become exercisable in accordance with the vesting schedule and will remain exercisable through the date that is one year (two years in the case of death) after the date of termination of employment, or, if earlier, the end of their original term.
PSUs
At the conclusion of the three-year performance period, payouts can range from 0% to 200% of the target grant based on pre-established, performance-based corporate objectives in both revenue growth and total shareholder return versus the Company’s Peer Group2 over the three-year performance period. See the formula and table below.
Formula for determining PSU payout:

Revenue Growth Payout % x Target Award x 50%	+	Total Shareholder Return (TSR) Payout % x Target Award x 50%	=	Final Award

DuPont Revenue Growth or TSR vs. Peer Group	Revenue Growth Payout % or TSR Payout %
Below 25th percentile*	0%
At 25th percentile*	25%
At 50th percentile*	100%
At or above 75th percentile*	200%

*	Interim points are interpolated
Dividends payable on the total number of shares represented by the units held (including whole and fractional units) are allocated in the form of units (whole and fractional) based upon the stock price on the date of the

[2]	The 2008 Peer Group consists of 3M Co., Abbott Laboratories, Air Products & Chemicals Inc., Baxter, Boeing Co., Caterpillar Inc., Eastman Kodak Co., Emerson Electric Co., Hewlett-Packard Co., Honeywell International Inc., Ingersoll-Rand Co. Ltd., Johnson & Johnson, Johnson Controls Inc., Kimberly Clark Corp., Merck & Co., Monsanto Co., Motorola Inc., Proctor & Gamble Co., Rohm and Haas Co., and United Technologies Corp.

dividend payment. Dividend equivalent units will be determined at the end of the performance period and credited at that time based on the performance-adjusted number of units held.
If the holder is an active employee for six months following the date of the grant, and subsequently terminates employment due to retirement, lack of work, a divestiture to an entity less than 50% owned by the Company, disability or death and is an active employee through the date of such termination, the units will remain subject to the performance-based vesting terms. However, the number of units will be prorated based on the number of months of employment the holder completed during the three-year performance period.
RSUs
RSUs vest in one-third increments over a three-year period. Dividends payable on the shares represented by the holder’s units (including whole and fractional units) are allocated in the form of units (whole and fractional) based upon the stock price on the date of the dividend payment. If the holder is an active employee for six months following the date of grant, and subsequently retires, the units will remain subject to the three year vesting period. If the holder is an active employee for six months following the date of grant, and subsequently terminates employment due to lack of work, a divestiture to an entity less than 50% owned by the Company, disability or death, all units will vest.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek

Barry J. Niziolek
Vice President and Controller
February 5, 2008